Steam Supply Termination Agreement

This Steam Supply Termination Agreement ("Termination Agreement") is made and entered into as of the 29th day of December, 1999, by and between THE HARTFORD STEAM COMPANY ("HSC"), a Connecticut corporation, and DOWNTOWN COGENERATION ASSOCIATES LIMITED PARTNERSHIP (the "Partnership"), a Connecticut limited partnership.

WHEREAS, Independent Energy Operations, Inc. ("IEO"), a Connecticut corporation, and HSC entered into a Steam Supply Agreement (the "Steam Supply Agreement") as of December 3, 1987; and

WHEREAS, IEO assigned its rights and obligations under the Steam Supply Agreement to the Partnership by an Assignment and Acceptance Agreement, dated August 23, 1989; and

WHEREAS, the Partnership and HSC desire to terminate the Steam Supply Agreement under certain conditions; and

WHEREAS, the Partnership has entered into a Termination and Release Agreement (the "Termination and Release Agreement") as of December 21, 1999 with The Connecticut Light and Power Company ("CL&P"), a specially chartered Connecticut corporation and public service company, a copy of which is attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the premises to and the mutual promises contained in this Termination Agreement, the parties agree as follows:

1. The Steam Supply Agreement shall terminate at 12:01 a.m. on the day immediately following the date of payment by CL&P to the Partnership of $5,500,000 (as that amount may be adjusted) (the "CL&P Payment"), in accordance with Article II of the Termination and Release Agreement.

2. Upon the termination of the Steam Supply Agreement, the Partnership shall no longer deliver to HSC and HSC shall no longer take and pay for steam at the Steam Delivery Point, as defined in the Steam Supply Agreement, and each party to the Steam Supply Agreement shall be relieved of all further obligations arising thereunder except as to payment and other obligations that accrued prior to the time and date of termination.

3. In consideration for the Partnership's agreement to terminate the Steam Supply Agreement prior to its scheduled termination date, HSC shall pay to the Partnership an aggregate of $5,800,000 payable in 116 consecutive monthly installments of $50,000 each (the "HSC Payments"), with the first payment due and payable on the 30th day following the CL&P Payment and each subsequent payment to be made on the same day of the month of each succeeding month until the aggregate amount has been paid in full. The HSC Payments shall be made by wire transfer of immediately available funds to such account as is designated by the Partnership (or any assignee of the Partnership) by written notice given to HSC no later than 15 days prior to the date an HSC Payment is due.

4. The Partnership may assign its right to receive the HSC Payments to The Energy Network, Inc. ("TEN") or any other subsidiary of CTG Resources, Inc., a Connecticut corporation, without the prior consent of HSC. No other assignment of the right to receive such payment shall be permitted without the prior written consent of HSC, which consent may not be unreasonably withheld.

5. The obligations provided for in this Termination Agreement are subject to the satisfaction or waiver by the parties of the following conditions:

(a) The receipt by the Partnership of the CL&P Payment as provided for in the Termination and Release Agreement;

(b) The termination of the Electricity Purchase Agreement; and

(c) The execution by TEN and Hartford Cogeneration Associates Limited Partnership of a Partnership Termination Agreement in the form of Exhibit B hereto.

6. Mutual Representations. Each party represents and warrants to the other party that:

(a) the execution, delivery and performance of this Termination Agreement has been duly authorized by all necessary proceedings;

(b) this Termination Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

(c) there is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of such party, threatened against or affecting such party at law or in equity, before any governmental authority that prohibits or impairs its ability to execute and deliver this Termination Agreement or to consummate the transactions provided for herein.

7. Governing Law; Jurisdiction; Waivers. This Termination Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut, without application of principles of conflicts of law. EACH PARTY HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT AND THE TRANSACTION. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (a) ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT; (b) ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (c) ITS RIGHT TO A JURY TRIAL OF ANY CLAIM RESULTING HEREFROM.

8. Counterparts. This Termination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

9. Amendments. This Termination Agreement may not be amended, supplemented or otherwise modified, and no provision of this Termination Agreement may be waived, except by a written instrument signed by each of the parties.

10. Assignments. This Termination Agreement shall be binding upon, and inure to the benefit of, each party and its successors and assigns; provided that, except as set forth in Section 4 above, no party may assign or transfer any of its rights or obligations under this Termination Agreement without the advance written consent of the other.

11. Further Assurances. Subject to the terms and conditions of this Termination Agreement, each party shall execute and deliver such other documents and instruments, provide such materials and information, and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by applicable law, to fulfill the purposes and intent of this Termination Agreement.

12. Confidentiality. Each party shall keep confidential, and shall not disseminate to any third party (other than on a confidential basis to its counsel, advisors, lenders and affiliates) or use for any other purpose (except with the written authorization of the other party), the specific terms and conditions of this Termination Agreement and any non-public information received from the other that is marked as confidential or proprietary unless legally compelled by deposition, inquiry, request for documents, subpoena, civil investigative demand or similar process, or by order of a court, commission or tribunal of competent jurisdiction; or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement. The parties shall reasonably coordinate all publicity specifically relating to the transaction.

13. Entire Agreement. This Termination Agreement sets forth the entire agreement of the parties with respect to the subject matter herein and takes precedence over all prior understandings.

14. Expenses. Each party shall bear all of its own costs and expenses incurred by it to consummate the transactions provided for herein, including fees and expenses of their respective counsel, accountants and investment advisors. Notwithstanding the foregoing, if a court determines that a party has failed to perform its obligations herein, then the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and other reasonable expenses incurred in the enforcement or attempted enforcement of the applicable rights and obligations set forth in this Termination Agreement or in a successful claim for damages based on any breach of this Termination Agreement.

15. Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Termination Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Termination Agreement and to enforce specifically this Termination Agreement and the terms and provisions hereof in addition to any other remedy to which it may be entitled, at law or in equity. In any event, no party shall have any liability to the other party for special, incidental, indirect or consequential damages for any matter whatsoever associated with the activities covered by this Termination Agreement.

16. Severability. If any provision of this Termination Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any of the remaining provisions shall not be in any way affected or impaired, and, to the fullest extent possible, the provisions hereof shall be constructed so as to give effect of the intent manifested by all of the terms of this Termination Agreement.

WHEREFORE, the parties have executed this Termination

Agreement as of the date first above written.

THE HARTFORD STEAM COMPANY

By:S/ R. L. Babcock            & nbsp;

Name:R. L. Babcock

Title: Vice President

DOWNTOWN COGENERATION ASSOCIATES LIMITED

PARTNERSHIP

By: The Energy Network, Inc.

A General Partner

     By:S/ R. L. Babcock            & nbsp;

     Name:R. L. Babcock

     Title: Vice President

and

Hartford Cogeneration Associates

Limited Partnership

A General Partner

By: Independent Energy

Operations, Inc.

Its General Partner

By:S/ Paul F. Romanelli

Name: Paul F. Romanelli

Title:President